U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form SB-2/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MOJO ENTERTAINMENT INC.

(Name of Small Business Issuer in its charter)

NEVADA	7373	86-1098668
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

947 Blossom Hill Road, Los Gatos, CA 95032

267-235-6236

(Address of principal place of business or intended principal place of business)

Stevenson Management Group, Inc.

9750 Peace Way #2090, Las Vegas, NV 89147

(702) 876-2522

(Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: The proposed date of sale will be as soon as practicable after the Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.

Calculation of Registration Fee
Title of each Class of Securities To be Registered	Shares to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Common	1,046,000	$0.10	$104,600	$26.00

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

MOJO ENTERTAINMENT INC.

SELLING STOCKHOLDERS' PROSPECTUS

Securities Being Offered	Up to 1,046,000 Shares Of Common Stock. The offering price will be determined by market factors and the independent decisions of the selling shareholders. The maximum offering price for the securities offered by selling shareholders will be $.20, based on the latest price paid by existing shareholders.
Minimum Number of Shares To Be Sold in This Offering	None
Securities Issued and to be Issued	All of the common stock to be sold under this prospectus will be sold by existing shareholders.

There is currently no public market for the common stock. Therefore, the selling shareholders will sell their stock at $0.10 per share until the close of the offering.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

This offering involves a high degree of risk; see RISK FACTORS, beginning on page 5, to read about factors you should consider before buying shares of the common stock.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS/PROXY. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Until __________________ all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

SUMMARY INFORMATION AND RISK FACTORS.

Prospectus Summary. The following summary is only a shortened version of the more detailed information, exhibits and financial statements appearing elsewhere in this prospectus. Prospective investors are urged to read this prospectus in its entirety.

SUMMARY

This is a public offering of up to 1,046,000 shares of common stock of Mojo Entertainment, Inc. These shares are being offered by selling shareholders listed in this prospectus. The shares were acquired by the selling shareholders directly from the Company in private offerings that were relied upon as being exempt from registration under the US Securities laws.

There is no established market for the Company's securities. Further, though the Company will endeavor to establish a public market for its securities, no assurance can be given that a trading market will develop or be maintained in the securities of the Company in the future.

The Company is in the business of developing video game products for the Coin-Op Arcade, Consumer, and Online Video Game industries. The Company was formed for the purposes of creating and establishing a Classic Arcade Online Tournament website. The MoJo Entertainment Online Classic Arcade site will be a subscriber based online tournament system, where classic arcade games are played via emulation. There is a monthly subscription fee to be a member where the member can play/practice an unlimited number of games for an unlimited time. Tournament prize pools are daily, weekly, and monthly, with a fee of $0.99 to enter into any tournament. Unless otherwise indicated, all dollar amounts in this Prospectus are reflected in United States dollars.

Our principal business office is located at 947 Blossom Hill Road, Los Gatos, CA 95032 and its phone number is 267-235-6236.

The Offering

Common Stock Offered for Resale 1,046,000 shares

Securities to be outstanding after this offering 3,261,000 shares

Use of Proceeds

We will not receive proceeds from the resale of the Common Stock described in this Prospectus.

SUMMARY FINANCIAL INFORMATION

The following is a summary of our financial information and is qualified in its entirety by our audited consolidated financial statements included elsewhere in this Prospectus.

Revenues

The Company has no operating sales contracts to date and therefore has no revenue.

Operating Expenses

Operating expenses include consulting and audit fees, and miscellaneous office expenses, and totaled $49,403for the year ended December 31, 2004.

Income Taxes

The Company does not anticipate having to pay income taxes in 2004, due to our absence of net profits.

Capital and Liquidity

As of December 31, 2004 we had total current assets of approximately $27,271 and total current liabilities of approximately $1,584 resulting in working capital of approximately $25,687.

During the year ended December 31, 2004 the Company received $75,050in cash from the sale of its common stock.

We had cash on hand as of December 31, 2004 of $24,771. We have sufficient cash to meet our short-term needs but we will require additional cash, either from financing transactions or operating activities, to meet our long-term goals. There can be no assurance that we will be able to obtain additional financing, either in the form of debt or equity, or that, if such financing is obtained, it will be available to us on reasonable terms. If we are able to obtain additional financing or structure strategic relationships in order to fund existing or future projects, existing shareholders will likely experience further dilution of their percentage ownership of the Company.

RISK FACTORS

Any investment in our common stock involves a high degree of risk. You should carefully consider the following information about those risks, together with the other information contained in this prospectus and any other filings we make with the United States Securities and Exchange Commission before you decide whether to buy our shares. Should any one or more of these risks actually materialize the results of our operations and our financial condition would likely suffer. In that event, the market price of our common stock could decline, and you could lose part or all of your investment.

The Penny Stock Reform Act (Securities Exchange Act Sect 3(a)(51A)) defines a penny stock as an equity security that is not registered on a national stock exchange or authorized for quotation on NASDAQ, and that sells for under $5.00 per share. Mojo Entertainment Inc. will be considered a penny stock under said Act. Since Mojo Entertainment Inc. stock will be considered a penny stock, a broker-dealer is required to provide a risk disclosure statement to a customer prior to recommending the sale of its stock. This could severely limit the ability to create a market for shares of Mojo Entertainment Inc.'s stock.

Risk Factors Related to Mojo Entertainment Inc

An investment in shares of our common stock is very risky. You should carefully consider the following factors as well as the other information contained and incorporated by reference in this prospectus before deciding to invest.

Risks Relating to This Offering

Limited Operating History; Lack Of Operating Revenue; Early Stage Of Exploration

Mojo Entertainment, Inc., a Nevada corporation ("Company"), was organized on December 29, 2003. The business office of the Company is located at 947 Blossom Hill Road, Los Gatos, CA 95032. The Company operates on the calendar fiscal year. Currently, the Company has no employees and is being operated by the directors. The Company is in its initial stages of development with no revenues or income and is subject to all the risks inherent in the creation of a new business. Since the Company's principal activities to date have been limited to organizational activities, prospect development, and acquisition of leasehold interests, it has no record of any revenue-producing operations. Consequently, there is no operating history upon which to base an assumption that the Company will be able to achieve its business plans.

We Are Dependent Upon Financing Activities to Fund Our Operations

The funds available to the Company from the first two private offerings (see Part II Recent Sales of Unregistered Securities) will be adequate for it to develop the concept in the areas in which it intends to operate. The Company has approximately $25,687 working capital. The Company's continued operations therefore will depend upon its ability to raise additional funds through bank borrowings, equity or debt financing, or asset sales. There is no assurance that the Company will be able to obtain additional funding when needed, or that such funding, if available, can be obtained on terms acceptable to the Company. If the Company cannot obtain needed funds, it may be forced to curtail or cease its activities. If additional shares were issued to obtain financing, current shareholders may suffer a dilutive effect on their percentage of stock ownership in the Company. If we are unable to raise capital from the sale of securities, loans, or industry partnerships in the future, we will have to scale back our operations and may, at some point, become insolvent.

We are Dependent Upon Certain Officers, Key Employees, and Consultants

The Company is substantially dependent upon the efforts of a few key officers, directors, and consultants to the Company. Should any of these individuals cease to be affiliated with the Company for any reason before qualified replacements could be found, there could be material adverse effects on the Company's business and prospects. The Company's management team is small and has limited experience in establishing and managing large-scale operations. There can be no assurance, that if the Company is able to generate increased revenues, that the management will be able to manage such growth. We are dependent on the services of Robert DeKett

(President) of Mojo Entertainment, Inc. We are also dependent on certain key employees in connection with our business activities. The loss of one or more of these individuals could materially and adversely impact our operations. We have not entered into employment agreements with any of these individuals, and do not maintain key-man life insurance on any Mojo officers or employees.

We Are Thinly Staffed

The day-to-day activities are being executed by the directors of the Company. Unless and until additional employees are hired, our attempt to manage our projects and obligations with such a limited staff could have serious adverse consequences, including without limitation, a possible failure to meet a material, contractual, or SEC deadline, or a possible failure to consummate investment or acquisition opportunities.

The Internet Video Game Industry Is Highly Competitive, and We Are At a Competitive Disadvantage

The Online Classic Arcade industry is highly competitive. Most of our current and potential competitors have far greater financial resources and a greater number of experienced and trained managerial and technical personnel than we do. We can provide no assurance that we will be able to compete with, or enter into cooperative relationships with any such firms.

Other Risks Relating To The Common Stock

Most of our outstanding shares will be free trading and, if sold in large quantities, may adversely affect the market price for our common stock.

1,046,000 of the 3,261,000 shares of common stock issued and outstanding as of December 31, 2004 will be free trading or are eligible for resale under Rule 144 under the Securities Act. Although the resale of certain of these shares may be subject to the volume limitations and other restrictions under Rule 144, the possible resale of the remaining shares may have an adverse effect on the market price for our common stock.

Possible Anti-Takeover Effects of Authorized but Unissued Stock.

The Company's authorized but unissued capital stock consists of 71,739,000 shares of common stock. There are no shares of preferred stock issued or authorized. One effect of the existence of authorized but unissued capital stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest, or otherwise, and thereby to protect the continuity of the Company's management. If, in the due exercise of its fiduciary obligations, for example, the Board of Directors were to determine that a takeover proposal was not in the Company's best interests, such shares could be issued by the Board of Directors without stockholder approval in one or more private placements or other transactions that might prevent, or render more difficult or costly, completion of the takeover transaction by diluting the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group, by creating a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent Board of Directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

We Have No Warrants, Options and Debentures Outstanding

As of December 31, 2004 there are no outstanding warrants and options to purchase common stock of the Company. Should the Company choose to offer incentive options to its key employees, the existence of these options may hinder our future equity offerings, and the exercise of these options would further dilute the interests of all of our shareholders. Future resale of the shares of common stock issuable on the exercise of warrants and options may have an adverse effect on the prevailing market price of our common stock. Furthermore, the holders of warrants and options may exercise them at a time when we would otherwise be able to obtain additional equity capital on terms more favorable to us.

We Have The Right To, and Expect to, Issue Additional Shares of Common Stock Without Shareholder Approval.

Mojo Entertainment Inc has authorized capital of 75,000,000 shares of common stock, par value $0.001 per share, and no shares of preferred stock. As of December 31, 2004, there were 3,261,000 shares of common stock issued and outstanding. Our board of directors has authority, without action or vote of our shareholders, to issue all or part of the authorized but un-issued shares. Any issuance of shares described in this paragraph will dilute the percentage ownership of our shareholders and may dilute the book value of the common stock.

We Have Not Paid Any Dividends and Do Not Expect To Pay Dividends In the Near Future

We have not paid, and do not plan to pay, dividends on our common stock in the foreseeable future, even if we become profitable. Earnings, if any, are expected to be used to advance our activities and for general corporate purposes, rather than to make distributions to shareholders.

FORWARD-LOOKING STATEMENTS

You should carefully consider the risk factors set forth above, as well as the other information contained in this prospectus. This prospectus contains forward-looking statements regarding events, conditions, and financial trends that may affect our plan of operation, business strategy, operating results, and financial position. You are cautioned that any forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Actual results may differ materially from those included within the forward-looking statements as a result of various factors. Cautionary statements in the "risk factors" section and elsewhere in this prospectus identify important risks and uncertainties affecting our future, which could cause actual results to differ materially from the forward-looking statements made in this prospectus.

USE OF PROCEEDS

We will realize no proceeds from the sale by selling shareholders of the shares covered by this registration statement. Since no new shares are being issued as a result of this offering, there is no dilution to the current shareholders.

DETERMINATION OF OFFERING PRICE

Mojo Enterprises, Inc. will not determine the offering price of the common stock. The offering price will be determined by market factors and the independent decisions of the selling shareholders. See Plan of Distribution below.

DILUTION

Since no new shares are being issued as a result of this offering, there is no dilution to the current shareholders.

SELLING SHAREHOLDERS

The Selling Shareholders are offering hereby a total of up to 1,046,000 shares of our Common Stock. The following table sets forth certain information with respect to the Selling Shareholders as of December 31, 2004.

The Selling Shareholders are not currently affiliates of the Company, and have not had a material relationship with the Company during the past ninety days.

Name of Beneficial Owner of Common Shares Offered for Sale in this Offering	Address of Beneficial Owner of Common Shares Offered for Sale in this Offering	Number of Shares Held Prior to Offering	Maximum Number of Common Shares Offered for Sale in this Offering	Number of Shares at Close of Offering
Warren Brown	72 Inverness Dr., SE Calgary AB, Canada T2Z 3E4	140000	140000	0
Konstantine Tsakumis	3238 Vine St., Vancouver, B.C. Canada V6L 3G6	2,000	2,000	0
Diane Tsakumis	3238 Vine St., Vancouver, B.C. Canada V6L 3G6	2,000	2,000	0
Brian Cole	405 - 1680 Balsom St., Vancouver, B.C. Canada V6K 3M1	10,000	10,000	0
Benjamin Taylor	2101 - 1022 Nelson St., Vancouver, B.C. Canada V6E 4S7	5,000	5,000	0
9
Steve Clare	1238 Seymour St., Apt. 711, Vancouver, B.C. Canada V6B 6J3	2,000	2,000	0
Ninan Thampy	15806 96th Ave., Surrey, B.C. Canada V4N 2L6	10,000	10,000	0
Simon Chen	6097 Service St., Burnaby B.C. Canada V5H 1V7	10,000	10,000	0
Lauren Militzer	13849 24th Ave., Surrey, B.C. Canada V4A 2H1	5,000	5,000	0
Edward Militzer	13849 24th Ave., Surrey, B.C. Canada V4A 2H1	5,000	5,000	0
Lokesh Chaudry	9474-153 ST., Surrey B.C. Canada V3R 9C7	10,000	10,000	0
Shyang-Jiun Kong	5108 Georgia St., Burnaby, B.C. Canada V5B 1V1	20,000	20,000	0
Susan Kong	5108 Georgia St., Burnaby, B.C. Canada V5B 1V1	40,000	40,000	0
Jessie Dusangh	11050 Southridge Rd Delta B.C. Canada V4E 3M3	50,000	50,000	0
Karen Desangh	11050 Southridge Rd Delta B.C. Canada V4E 3M3	10,000	10,000	0
Perry Yuen	5742 Sherbrooke St., Vancouver, B.C. Canada V5W 3M9	10,000	10,000	0
Gary Chong	4689 - 36th Ave, Delta, B.C. Canada V4K 3N2	180,000	180,000	0
Richard Wittstock	#502 - 1228 W. Hastings St., Vancouver, B.C. Canada V6E 4S6	40,000	40,000	0
Karen Bradley	202 - 1388 Homer St., Vancouver, B.C. Canada V6B 6A7	10,000	10,000	0
Steven Vereschagin	5345 Laurel Dr, Delta, B.C. Canada V4K 3S4	10,000	10,000	0
Hugo Park	6888 Cartier St., Vancouver, B.C. Canada V6P 6S2	10,000	10,000	0
Nancy Chong	5345 Laurel Dr, Delta, B.C. Canada V4K 3S4	10,000	10,000	0
10
Coastal Asset Management	555 Burrard St., 9th Floor, Vancouver, B.C. Canada V7X 1M8	200,000	200,000	0
Lloyd Jeffs	5218 Walnut Place, Delta, B.C. Canada V4K 3B4	5,000	5,000	0
Joyce Chong	5218 Walnut Place, Delta, B.C. Canada V4K 3B4	5,000	5,000	0
Mike Flowerdew	2158 Tower Court, Port Coquitlam, B.C. Canada V3C 5E3	5,000	5,000	0
John Bevilaqua	#1008 - 819 Hamilton St., Vancouver, B.C. Canada V6B 6M2	5,000	5,000	0
Jeff Sundar	#601 - 1226 Hamilton St., Vancouver, B.C. Canada V6B 6M2	5,000	5,000	0
Brad Stuit	334 Moyne Dr., West Vancouver, B.C. Canada V7S 1J5	100,000	100,000	0
Bruce Hannan	125 Somerset Pk., S.W. Calgary, AB Canada T2Y 3H5	10,000	10,000	0
Hugh Scarlett	5155 Cumberland Ave., Montreal Quebec, Canada H4V 2X7	20,000	20,000	0
Robert Stocks	3 Commanche Dr., Ottawa, ON Canada K2E 6E8	20,000	20,000	0
Amanda Polak	#204- 2555 West 4th Ave., Vancouver, B.C. Canada V6KK 1P5	20,000	20,000	0
Jarrett Guy	2101 - 1022 Nelson St., Vancouver, B.C. Canada V6E 4S7	5,000	5,000	0
Tammy Seibel	F- 1111 Marinaside Cres., Vancouver, B.C. Canada V6Z 2Y3	5,000	5,000	0
Farham Rhemtulla	#301 - 212 Davie St., Vancouver, B.C. Canada V6B 5Z4	5,000	5,000	0
Jay Senick	#2102 - 1288 W. Cordova St., Vancouver, B.C. Canada V6C 3L2	20,000	20,000	0
Hanif Virani	7331 Williams Rd., Richmond., B.C. Canada V6E E3A	5,000	5,000	0
11
Wade Peckham	F- 1111 Marinaside Cres., Vancouver, B.C. Canada V6Z 2Y3	5,000	5,000	0
Steve Rowles	#210 - 1410 Maple St., Vancouver, B.C. Canada V6J 3R9	10,000	10,000	0
Derrick Lewis	804 18th Ave. SW Calgary AB T2T 0G8	5,000	5,000	0

DIVIDEND POLICY

We have not paid dividends on our common stock, and we do not have retained earnings from which to pay dividends. Even if we were able to generate the necessary earnings, it is not anticipated that dividends will be paid in the foreseeable future, except to the extent required by the terms of any cumulative preferred stock that may be authorized and issued in the future.

PLAN OF DISTRIBUTION

The Selling Shareholders are free to offer and sell their common shares at such times, in such manner and at such prices as they may determine. The types of transactions in which the common shares are sold may include transactions in the over-the-counter market (including block transactions), negotiated transactions, the settlement of short sales of common shares, or a combination of such methods of sale. The sales will be at market prices prevailing at the time of sale or at negotiated prices. Such transactions may or may not involve brokers or dealers. The Selling Shareholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of its securities. The Selling Shareholders do not have an underwriter or coordinating broker acting in connection with the proposed sale of the common shares.

The Selling Shareholders may effect such transactions by selling common stock directly to purchasers or to or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commission from the Selling Shareholders. They may also receive compensation from the purchasers of common shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

Each Selling Shareholder is, and any broker-dealer that acts in connection with the sale of common shares may be deemed to be, an "underwriter" within the meaning of Section 2(11) of the Securities Act. Any commissions received by such broker-dealers and any profit on the resale of the common shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions.

Because the Selling Shareholders are "underwriters" within the meaning of Section 2(11) of the Securities Act, they will be subject to prospectus delivery requirements.

We have informed the Selling Shareholders that the anti-manipulation rules of the SEC, including Regulation M promulgated under the Securities and Exchange Act, may apply to their sales in the market and have provided each Selling Shareholder with a copy of such rules and regulations.

The Selling Shareholders also may resell all or a portion of the common shares in open market transactions in reliance upon Rule 144 under the Securities and Exchange Act, provided it meets the criteria and conforms to the requirements of such Rule.

LEGAL PROCEEDINGS

Mojo Entertainment, Inc. is currently not a party to any legal proceedings.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Set forth below is the name and age of each individual who was a director or executive officer of Mojo Entertainment Inc as of December 31, 2004, together with all positions and offices of the Company held by each and the term of office and the period during which each has served:

Name	Age	Position with the Company	Term Of Office

Robert DeKett	50	President/Director	Inception (December 29, 2003) to present. CFO from December 30, 2004 to present.
Kevin M. Murphy	57	CFO/ Director until December 30, 2004	Inception (December 29, 2003) until December 30, 2004
K. Sean Liebscher	32	Director	January 20, 2004 to present

Biographical Information

The following paragraphs set forth brief biographical information for the aforementioned directors and executive officers:

Robert DeKett, Director/President.

Mr. DeKett age 50 has over 15 years in the Coin-Op & Consumer Video game and Multimedia industries. As a technologist and Business Development professional, he has negotiated licensing agreements, procurement agreements, manufacturing agreements and sales agreements on high executive levels throughout the USA, Europe and Asia, with companies like SEGA, Namco, Universal, Merit Industries, Sci, Sony, Microsoft and others. Bob has lectured and conducted seminars at numerous industry conferences and trade shows on topics ranging from Game Design and Porting to Game Hardware platforms.

K. Sean Liebscher, Director.

Mr. Liebscher, age 32, Mr. Liebscher started his business career with Blockbuster Video Buffalo NY before transferring to Sacramento CA. He joined MUSICLAND group, inc. a subsidiary of Minneapolis-based The Musicland Group, Inc. a subsidiary of Sun Capital Partners, a Boca Raton, Florida based private equity firm, the nation's leading specialty retailer of pre recorded entertainment software products. Musicland and its subsidiaries operate more than 1,000 stores operating under 3 individual marquees, Sam Goody Music (tm), SunCoast Videos(tm) and Media Play(tm) and Mr. Liebscher was directly responsible for a staff of 15. Mr. Liebscher was Marketing Manager for US & Foreign Communications and was directly responsible for the creation of promotional materials, coordination of convention events, and public relations for the Electric Car Company, a division of ETC Industries Ltd., a Public Company. An Alumnus of Erie College, Buffalo NY where his principal focus was Business administration, Alumnus of American River College, Business Administration in Management and an Alumnus California State University at Hayward.

K. Sean Liebscher is currently an Assistant Vice-President for one of Americas largest Banking Institutions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of the Company's officers, directors, and persons who own more than five percent of the Company's common stock as of December 31, 2004. Under relevant provisions of the Exchange Act, a person is deemed to be a "beneficial owner" of a security if he or she has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership in 60 days. More than one person may be deemed to be a beneficial owner of the same securities. The percentage ownership of each stockholder is calculated based on the total number of outstanding shares of our common stock as of December 31, 2004.

The table is based upon information provided by our directors and executive officers.

Amount and Nature of Beneficial Ownership as of June 30, 2004.

Name of Beneficial Owner of Common Shares	Address of Beneficial Owner of common Shares	Number of Common Shares Owned	Percentage of Issued and Outstanding Common Shares

Robert DeKett (1)	947 Blossom Hill Road, Los Gatos, CA 95032	700,000	21.46%
Mr. Howard Bouch	Grove House, 13 Low Seaton, Workington Cumbria, England CA141PR	1,400,000	42.93%
14
K. Sean Liebscher (1)	#30C2 - 952 SW Campus Way Federal Way, WA 98023	105,000	03.21%
Coastal Asset (2) Management Ltd	555 Burrard St., 9th Floor, Vancouver, B.C. Canada V7X 1M8	200,000	06.13%
All officers and directors as a group (2 persons)		805,000	24.68%

(1) Mr. Robert DeKett and Mr. K. Sean Liebscher are Directors of the Company and Mr. DeKett serves as President.

(2) Coastal Asset Management Ltd is a Corporation whose majority shareholder is Mr. Jason Sundar.

DESCRIPTION OF SECURITIES

General

The following description of the capital stock of the Company and certain provisions of the Company's Articles of Incorporation and Bylaws is a summary and is qualified in its entirety by the provisions of the Articles of Incorporation and Bylaws.

The Articles of Incorporation authorize the issuance of 75,000,000 shares of common stock, with a par value of $0.001. The holders of the Shares: (a) have equal ratable rights to dividends from funds legally available therefore, when, as, and if declared by the Board of Directors of the Company; (b) are entitled to share ratably in all of the assets of the Company available for distribution upon winding up of the affairs of the Company; (c) do not have preemptive subscription or conversion rights and there are no redemption or sinking fund applicable thereto; and (d) are entitled to one non-cumulative vote per share on all matters on which shareholders may vote at all meetings of shareholders. These securities do not have any of the following rights: (a) cumulative or special voting rights; (b) preemptive rights to purchase in new issues of Shares; (c) preference as to dividends or interest; (d) preference upon liquidation; or (e) any other special rights or preferences. In addition, the Shares are not convertible into any other security. There are no restrictions on dividends under any loan other financing arrangements or otherwise. See a copy of the Articles of Incorporation and Bylaws of the Company, attached as Exhibit 3.1 and Exhibit 3.2, respectively, to this Form SB-2. As of the date of this Form SB-2, the Company had 3,261,000 of common stock outstanding.

Non-Cumulative Voting.

The holders of Shares of Common Stock of the Company do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding Shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose. In such event, the holders of the remaining Shares will not be able to elect any of the Company's directors.

Common Stock

The Common Stock holders have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors and are entitled to share ratably in all of the assets of the Company available for distribution to the holders of shares of Common Stock upon the liquidation, dissolution or winding up of the affairs of the Company. Except as described herein, no pre-emptive, subscription, or conversion rights pertain to the Common Stock and no redemption or sinking fund provisions exist for the benefit thereof. All outstanding shares of Common Stock offered hereby will be duly authorized, validly issued, fully paid and non-assessable.

As a consequence of their ownership of Common Stock, the current stockholders of the Company will continue to control a majority of the voting power of the Company and, accordingly, will be able to elect all of the Company's directors.

Preferred Stock

There are no Preferred shares authorized or issued.

Employee Stock Option Plan

The Company does not have an Employee stock Option Plan at this time.

Transfer Agent

Stalt, Inc., 671 Oak Grove Avenue, Suite C, Menlo Park, CA 94025 will serve as Transfer Agent for the shares of Common Stock.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Parsons Law Firm, of Bellevue, Washington, in independent legal counsel, has provided an opinion on the validity of Mojo Entertainment Inc.'s common stock.

The consolidated balance sheets of Mojo Entertainment Inc of December 31, 2004 and 2003, and the statements of operations, stockholders' equity, and cash flows for the years then ended , included in this Prospectus and Registration Statement, have been included herein in reliance on the report of Child, Sullivan & Company, PC, independent certified public accountants, given on the authority of that firm as experts in auditing and accounting. That report, dated February 23, 2005, contains an explanatory paragraph describing conditions that raise substantial doubt about the Company's ability to continue as a going concern, as described in Note 4 to those financial statements.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933 (the "Act") is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction. We will then be governed by the court's decision.

ORGANIZATION WITHIN LAST FIVE YEARS

DESCRIPTION OF BUSINESS

General

The Company is in the business of developing video game products for the Coin-Op Arcade, Consumer, and Online Video Game industries. The Company was formed for the purposes of creating and establishing a Classic Arcade Online Tournament website. The MoJo Entertainment Online Classic Arcade site will be a subscriber based online tournament system, where classic arcade games are played via emulation. There is a monthly subscription fee to be a member where the members can play/practice an unlimited number of games for an unlimited time. Tournament prize pools are daily, weekly, and monthly, with a fee of $0.99 to enter into any tournament. Unless otherwise indicated, all dollar amounts in this Prospectus are reflected in United States dollars.

Marketing

MoJo Entertainment will be inviting 5 major publishers (Namco, Atari, Midway, Konami, Taito plus other minor publishers) to participate. MoJo intends to enter into exclusive agreements with these publishers, allowing MoJo to become the only online game site to offer selected classic arcade games from these publishers to be played in a tournament mode for cash prizes. These exclusive agreements will allow MoJo to completely set itself apart from any other online game website including those who offer cash prizes. In addition, the MoJo Online Classic Arcade intends to offer products to its members that include arcade style control panels for real arcade play for all the MoJo classic games as well as a consumer version arcade video game cabinet that includes 24 classic arcade titles called Legends of the Arcade. MoJo also intends to offer classic game update packs for the Legends of the Arcade home unit. The Company has not yet secured these contracts.

MoJo Entertainment's market is every classic games player worldwide who own PC's. Just like there are classic rock radio stations, television shows about classic rock or class era's e.g. VH-I "Where are the 70' and 80's?" there is an enormous demand for classic games in the home and in the arcades. With the emergence of online video gaming, a new market has been born that reaches everyone with the ability to go online. Today there are 606.6 million people who use the Internet. According to access statistics and game buying patterns researched by the IDSA and research analysts at groups such as Forrester, DFC Intelligence, and Dataquest, there are at least 100 million people in the U.S. who play some form of video or computer game occasionally.

MoJo Entertainment addresses a growing market that will exceed $2 billion by 2006, and will strive to become the dominant website for online classic video game tournaments. The Company is actively engaged with top target customers and partners. Our current classic game website and tournament system are unique, as MoJo intends to be the only site that will offer classic video games for tournament prize payout through licenses with the game publishers. The Company has not yet secured the contracts.

MoJo Entertainment will employ a Public Relations Director and a Graphic Designer/Artist to provide the necessary exposure of MoJo Entertainment in trade publications, trade show events, and web links through publishing partners.

Management has identified 3 major revenue streams:

  Monthly membership subscription fees of $4.95 per member

  Tournament gameplay - members will have the opportunity to enter Daily, Weekly and Monthly tournaments with cash prize payouts. In order to participate, members must pay $0.99 for each entry. Members may enter tournaments at any time and entry is unlimited.

  The MoJo Entertainment website will also offer other products related to the video game industry such as arcade control panels. These control panels will plug directly into the user's/member's PC allowing them to play video games as if they were in an arcade environment using actual arcade controls. Arcade Control Panels will be priced at $125 each and offered in 4 different models. MoJo also intends to offer Legends of the Arcade, which is a home version upright arcade video game machine. Legends of the Arcade will hold 24 classic video games and will have the ability to have games added through game packs, available through the MoJo website and consumer video game publications. Our website is currently under construction and is estimated to be completed by November 15, 2004

Prototype/proof of concept website is in development. Access is by password for viewing and game-play by potential investors.

Outlook

MoJo Entertainment Inc. is a start-up company born out of the vision of two video game industry veterans, Bob DeKett and David Foley. Both DeKett and Foley have each over 20 years experience in the arcade and consumer video game industries. In the past 6 years, DeKett and Foley have successfully licensed over 250 classic video games with companies like Namco, Capcom, Taito, Universal, Midway, Atari, and Tecmo in order to release the highly successful coin-op arcade video game UltraCade. UltraCade is a multi-game coin-op arcade system. It consists of 86 classic video game titles that are emulated as they were originally played. With the success of UltraCade, the members who originally developed UltraCade have come together to form MoJo Entertainment Inc, MoJo Entertainment intends to offer the same timeless, classic and popular games as the successful UltraCade but will offer tournament cash prizes to a worldwide classic gamers audience.

Competition

The Company will compete against established companies with significantly greater financial, marketing, research and development, personnel, and other resources than the Company. Such competition could have a material adverse effect on the Company's profitability.

Government Regulation

There are no Government regulations regulating the Online Video Game industry at this time.

Employees

The Company does not have any full time employees at this time. All management activities are undertaken by the company's Officers and Directors.

Insurance

The Company does not have Insurance coverage at this time.

Intellectual Property

The Company has substantial intellectual property related primarily to operating software. As of the date of this filing, none of this has received patent or copyright protection.

Reports to Security Holders

We will be filing this Form SB2 with the Commission and will file reports, including quarterly and annual reports, with the Commission pursuant to Section 12(b) or (g) of the Exchange Act. These reports and any other materials filed with the SEC may be read and copied at the SEC's Public Reference Room at 450 Fifth Street, NW, Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-

0330. The Company files its reports electronically with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is http://www.sec.gov.

DESCRIPTION OF PROPERTY

The Company does not own or lease any property at this time. Our primary business address is located at 947 Blossom Hill Road, Los Gatos, CA 95032, phone number 267-235-6236. Mojo Entertainment, Inc. is supplied office space by Bob DeKett at no charge to the Company during its Development Stage

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

THE FOLLOWING PLAN OF OPERATION SHOULD BE READ IN CONJUNCTION WITH THE December 31, 2004 FINANCIAL STATEMENTS AND THE RELATED NOTES ELSEWHERE IN THIS PROSPECTUS. THIS DISCUSSION CONTAINS FORWARD-LOOKING STATEMENTS BASED UPON CURRENT EXPECTATIONS THAT INVOLVE RISKS AND UNCERTAINTIES, SUCH AS OUR PLANS, OBJECTIVES, EXPECTATIONS AND INTENTIONS. OUR ACTUAL RESULTS AND THE TIMING OF CERTAIN EVENTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING THOSE SET FORTH UNDER "RISK FACTORS," "BUSINESS" AND ELSEWHERE IN THIS PROSPECTUS. SEE "RISK FACTORS."

The operational plan of MoJo Entertainment is to use its proprietary intellectual properties and software development expertise to create new games and to partner with industry leaders to bring these products to market in the fastest and most economical manner possible. Our current products in development are innovative and unique, while cost-effectively solving issues in technology areas.

Products

  UltraPin - This multi-game Video pinball game in development will allow players to choose from a menu of classic pinball games. The games will be played on a 42" Hitachi flat screen monitor mounted in an enclosure like a conventional pinball machine with marquee. Using a proprietary 3D software engine with force feedback, players will view their games in a holographic 3D look and be able to feel the flippers, tilt and bumpers of conventional pinball while playing. Pricing is targeted to be less than a conventional pinball, with the added bonus of having many games to choose from. The number of replays and returns will be similar to or greater than that of the mega successful multi-game touch-screen countertop, a similar concept and model.

                                                                             20

  Online Tournament System - MoJo is crafting an Online Tournament System that will allow users to play their favorite classic games, and other current arcade style games at any time online, and, give the user a chance to win a Cash Prize during Daily, Weekly, Monthly and Yearly Tournaments. This system will also be made available to other Game companies who desire to hold tournaments for their own games.

  In the development pipeline, Jimmy Neutron Backpack Adventure will be an extremely entertaining game based upon the classic Play-station title "Jumping Flash". MoJo intends to contract UltraCade Technologies who has built a custom, proprietary 3-D engine and built in new features to this first person viewer game for full development. The result will be a very high-end looking fun game at a very low cost to the Operator. With the addition of the Jimmy Neutron - currently in the licensing process with Nickelodeon Studios, Jimmy Neutron Backpack Adventure is a sure shot for success in the Arcade market.

  Also in the development pipeline, Dynomite Deluxe is a fun and addictive game that MoJo intends to launch with its development partner UltraCade. Because of its arcade-style gameplay and addictiveness, MoJo sees that porting over this highly successful consumer PC game will be an exciting Arcade experience.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than as set forth in this Item 7, there are no relationships, transactions, or proposed transactions to which the registrant was or is to be a party, in which any of the named persons set forth in Item 404 of Regulation SB had or is to have a direct or indirect material interest.

On February 1st, 2004 the company entered into a six month Consulting Agreement with Wannigan Capital Corp., a company whose President and Director is Kevin M. Murphy. Wannigan Capital Corp received 10,000 restricted shares of the Company and $15,000 cash payment as remuneration. The Consulting Agreement was renewed in August 2004 for another six months, for which Wannigan Capital Corp. was compensated $15,000 (no stock). Mr. Murphy divested his ownership interest in and was no longer an officer of the Company as of December 30, 2004, and the 10,000 shares owned by Wannigan Capital Corp.do not constitute a controlling interest..

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Public Market for Common Stock

There is presently no public market for the common stock. Mojo Entertainment, Inc. anticipates applying for trading of the common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, Mojo Entertainment can provide no assurance that the shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Holders of Common Stock

Non-Cumulative Voting.

The holders of Shares of Common Stock of the Company do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding Shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose. In such event, the holders of the remaining Shares will not be able to elect any of the Company's directors.

Stock Option Grants

There are no Stock Options granted at this time.

Registration Rights

The Company has granted certain demand and piggyback registration rights to the Selling Shareholders, which rights have been satisfied in connection with the filing of the registration statement covering this Prospectus.

Dividends

The Company does not currently intend to pay cash dividends. The Company's proposed dividend policy is to make distributions of its revenues to its stockholders when the Company's Board of Directors deems such distributions appropriate. Because the Company does not intend to make cash distributions, potential shareholders would need to sell their shares to realize a return on their investment. There can be no assurances of the projected values of the shares, nor can there be any guarantees of the success of the Company.

A distribution of revenues will be made only when, in the judgment of the Company's Board of Directors, it is in the best interest of the Company's stockholders to do so. The Board of Directors will review, among other things, the investment quality and marketability of the securities considered for distribution; the impact of a distribution of the investee's securities on its customers, joint venture associates, management contracts, other investors, financial institutions, and the company's internal management, plus the tax consequences and the market effects of an initial or broader distribution of such securities.

EXECUTIVE COMPENSATION

(a) No officer or director of the Company is receiving any remuneration at this time.

(b) There are no annuity, pension or retirement benefits proposed to be paid to officers, directors, or employees of the corporation in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the corporation or any of its subsidiaries.

(c) No remuneration is proposed to be in the future directly or indirectly by the corporation to any officer or director under any plan which presently exists.

Director Compensation

The Directors of the Company do not receive compensation at his time.

FINANCIAL STATEMENTS

Audited Financial Statements, as of December 31, 2004 are included herewith.

MOJO ENTERTAINMENT, INC.

(A Development Stage Company)

Audited Financial Statements

For the Year Ended December 31, 2004

and

the Period of December 29, 2003 (Inception) through December 31, 2003

MOJO ENTERTAINMENT, INC.

(A Development Stage Company)

Audited Financial Statements

For the Year Ended December 31, 2004

and

the Period of December 29, 2003 (Inception) through December 31, 2003

Table of Contents

                                                                                                                                                Page

Report of Independent Registered Public Accounting Firm                                                               1

Financial Statements

Balance Sheets                                                                                                                      2

Statements of Operations                                                                                                       3

Statements of Changes in Stockholders' Equity                                                                       4

Statements of Cash Flows                                                                                                      5

Notes to Financial Statements                                                                                                       6-8

Child, Sullivan & Company

A PROFESSIONAL CORPORATION OF CERTIFIED PUBLIC ACCOUNTANTS

1284 W. Flint Meadow Dr., Kaysville, UT, 84037 Ph. 801-927-1337, Fax 801-927-1344

Report of Independent Registered Public Accounting Firm

To the Board of Directors

Mojo Entertainment, Inc.

We have audited the balance sheets of Mojo Entertainment, Inc. (a development stage company) (the Company) as of December 31, 2004 and 2003, and the related statements of operations, changes in stockholders' equity and cash flows for the year ended December 31, 2004, and for the periods of December 29, 2003 (inception) through December 31, 2004 and 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the Standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mojo Entertainment, Inc. as of December 31, 2004 and 2003 and the results of its operations and its cash flows for the periods then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company has suffered net losses since inception and is still considered a development stage company as it has not yet obtained revenues from its planned principle operations. These factors raise substantial doubt about the Company's ability to meet its obligations and to continue as a going concern. Management's plans in regard to these matters are also described in Note 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Child, Sullivan & Company

Child, Sullivan & Company

Kaysville, Utah

February 23, 2005

Mojo Entertainment, Inc.

(A Development Stage Company)

Balance Sheets
	December 31,
	2004	2003
ASSETS
Current assets
Cash	$24,771	$-
Prepaid consulting expense - related party (note 2)	2,500	-

Total current assets	$27,271	$-

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$1,584	$-
Total current liabilities	1,584	-

Stockholders' equity (note 3)
Common stock; $0.001 par value; 75,000,000 shares authorized;
3,261,000 and 2,100,000 shares issued and outstanding, respectively	3,261	2,100
Additional paid-in capital	72,429	(1,500)
Accumulated deficit	(50,003)	(600)

Total stockholders' equity	25,687	-

Total liabilities and stockholders' equity	$27,271	$-

See Accompanying Notes to Financial Statements.

Mojo Entertainment, Inc.

(A Development Stage Company)

Statements of Operations

		Period from	Period from
		December 29, 2003	December 29, 2003
	Year Ended	(Inception) through	(Inception) through
	December 31, 2004	December 31, 2003	December 31, 2004

Revenues	$-	$-	$-

Expenses
Professional fees	35,820	-	35,820
General and administrative	13,583	-	13,583
Organizational costs	-	600	600
Total expenses	49,403	600	50,003

Net loss and deficit accumulated during
development stage	$49,403	$600	$50,003

See Accompanying Notes to Financial Statements.

Mojo Entertainment, Inc.

(A Development Stage Company)

Statement of Changes in Stockholders' Equity

			Additional
	Common Stock		Paid in	Accumulated
	Shares	Amount	Capital	Deficit	Total

Balance at December 29, 2003
(date of inception)	-	$-	$-	$-	$-

Common stock issued for cash	2,100,000	2,100	(1,500)	-	600

Net loss	-	-	-	(600)	(600)

Balance at December 31, 2003	2,100,000	2,100	(1,500)	(600)	-

Common stock issued for cash	1,046,000	1,046	74,004	-	75,050

Common stock issued for services	115,000	115	(75)	-	40

Net loss and deficit accumulated.
during development stage	-	-	-	(49,403)	(49,403)

Balance at December 31, 2004	3,261,000	$3,261	$72,429	$(50,003)	$25,687

See Accompanying Notes to Financial Statements.

Mojo Entertainment, Inc.

(A Development Stage Company)

Statements of Cash Flows
		Period from	Period from
		December 29, 2003	December 29, 2003
	Year Ended	(Inception) through	(Inception) through
	December 31,	December 31,	December 31,
	2004	2003	2004
Cash flows from operating activities:

Net loss and accumulated deficit	$(49,403)	$(600)	$(50,003)

Adjustments to reconcile net loss to
net cash used in operating activities:
Common stock issued for consulting services	40	-	40
Changes in operating assets and liabilities:
Increase in prepaid expenses - related party	(2,500)	-	(2,500)
Increase in accounts payable	1,584	-	1,584

Total cash flows used in operating activities	(50,279)	(600)	(50,879)

Cash flows from investing activities:	-	-	-

Cash flows from financing activities:

Common stock issued for cash	75,050	600	75,650
			.
Total cash flows provided by financing activities	75,050	600	75,650

Net change in cash	24,771	-	24,771
Cash balance at beginning of period	-	-	-

Cash balance at end of period	$24,771	$-	$24,771

Supplemental disclosure of cash flows
Cash paid for interest	$-	$-	$-
Cash paid for income taxes	$-	$-	$-

Schedule of non-cash investing and financing activities
Issuance of 115,000 shares of common
stock for consulting services	$40	$-	$40

See Accompanying Notes to Financial Statements.

Mojo Entertainment, Inc.

(A Development Stage Company)

Notes to Financial Statements

December 31, 2004

1. Organization and Summary of Significant Accounting Policies

This summary of significant accounting policies of Mojo Entertainment, Inc. (a development stage company) (the Company) is presented to assist in understanding the Company's financial statements. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the accompanying financial statements. The Company has not realized revenues from its planned principal business purpose and is considered to be in its development stage in accordance with SFAS 7, "Accounting and Reporting by Development Stage Enterprises."

Business activity

Mojo Entertainment, Inc. (the Company) is a Nevada corporation organized on December 29, 2003 to develop, manufacture, and market video game and imaging products for the coin-op, vending, and corporate marketing industries. The Company has elected a fiscal year end of December 31st.

Income taxes

The Company recognizes the tax effects of transactions in the year in which such transactions enter into the determination of net income, regardless of when reported for tax purposes. Deferred taxes are provided in the financial statements under Financial Accounting Standards Board Statement No. 109 to give effect to the resulting temporary differences which may arise from differences in the bases of fixed assets, depreciation methods, allowances, and start-up costs based on the income taxes expected to be payable in future years. Development stage deferred tax assets arising as a result of net operating loss carryforwards totaling approximately $17,000 have been offset completely by a valuation allowance due to the uncertainty of their utilization in future periods. The valuation allowance changed during the period ended December 31, 2004 by $17,000 due to the increase in net operating losses. Operating loss carryforwards generated during the period from December 29, 2003 (inception) through December 31, 2004 of approximately $50,003 will begin to expire in 2023.

Income tax expense (benefit) differs from the amount derived using statutory federal rates as follows:

Income tax benefit at federal statutory rate of 34%	$ 17,000
State income tax benefit	.
Change in valuation allowance	(17,000)
Total benefit	$ -

Mojo Entertainment, Inc.

(A Development Stage Company)

Notes to Financial Statements

December 31, 2004

1. Organization and Summary of Significant Accounting Policies (continued)

Estimates

Preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires the use of estimates. There were no estimates used in the preparation of the financial statements at December 31, 2004.

Cash and Cash Equivalents

For the purpose of the statements of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. The Company had $24,771 in cash or cash equivalents at December 31, 2004.

2.  Related Party Transactions

In February 2004, the Company received a $100 non-interest bearing advance from one of its officers. Interest on the note was not imputed due to its negligible amount. The note was repaid in September 2004.

In February 2004, the Company entered into a consulting agreement with an entity affiliated with its chief financial officer. The entity was engaged to perform consulting services for the Company for February through July 2004 in exchange for $15,000 and 10,000 shares of restricted common stock. The agreement was renewed for the period of August 2004 through January 2005, compensation for which was $15,000 and no common shares. The Company paid for the entire six months of services in advance, leaving $2,500 in unamortized prepaid services at December 31, 2004. On December 30, 2004, the chief financial officer resigned from his position in the Company.

In 2004, the Company incurred $2,500 in legal fees with an individual who is an officer and director of an entity that was the Company's majority shareholder for January through December 30, 2004.

In 2004, the Company's president created a business plan for which the Company paid $2,470.

3.  Stockholders' Equity

In January 2004, the Company approved a 3.5-to-1 stock split of its common stock. Accordingly, the accompanying financial statements have been retroactively adjusted from inception to include application of the split. The par value of the Company's common stock remained at $.001 per share resulting in negative additional paid-in-capital to account for certain shares issued at less than par value after adjusting for the split.

In January and February 2004, the Company issued 115,000 shares of common stock to officers and directors for consulting services valued at $40.

Mojo Entertainment, Inc.

(A Development Stage Company)

Notes to Financial Statements

December 31, 2004

3. Stockholders' Equity (continued)

In April and May 2004, the Company issued 591,000 shares of common stock at $.05 per share for $29,550 in cash. In June 2004, the Company issued 335,000 shares of common stock at $.10 per share for $33,500 in cash. Both stock issuances were pursuant to the terms of separate confidential private offering memorandums, resulting in 926,000 shares issued for cash totaling $63,050.

During July 2004 and pursuant to the terms of a confidential private offering memorandum, the Company issued 120,000 shares of its common stock at $.10 per share for $12,000 in cash.

4. Going Concern Considerations

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. However, the Company has incurred losses since its inception and has not yet been successful in establishing profitable operations. These factors raise substantial doubt about the ability of the Company to continue as a going concern. Unanticipated costs and expenses or inability to generate revenues could require additional financing, which would be sought through bank borrowings, equity or debt financing, or asset sales. To the extent financing is not available, the Company may not be able to or may be delayed in expanding its services and meeting its obligations. The Company will continue to evaluate its projected expenditures relative to its available cash and to evaluate additional means of financing in order to satisfy its working capital and other cash requirements. The accompanying financial statements do not reflect any adjustments that might result from the outcome of these uncertainties.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

No director of the Company will have personal liability to the Company or any of its stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director since provisions have been made in the Articles of Incorporation limiting such liability. The foregoing provisions shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law, (iii) under applicable Sections of the Nevada Revised Statutes, (iv) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes or, (v) for any transaction from which the director derived an improper personal benefit.

The By-laws provide for indemnification of the directors, officers, and employees of the Company in most cases for any liability suffered by them or arising out of their activities as directors, officers, and employees of the Company if they were not engaged in willful misfeasance or malfeasance in the performance of his or her duties; provided that in the event of a settlement the indemnification will apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation. The Bylaws, therefore, limit the liability of directors to the maximum extent permitted by Nevada law (Section 78.751).

The officers and directors of the Company are accountable to the Company as fiduciaries, which means they are required to exercise good faith and fairness in all dealings affecting the Company. In the event that a shareholder believes the officers and/or directors have violated their fiduciary duties to the Company, the shareholder may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce the shareholder's rights, including rights under certain federal and state securities laws and regulations to recover damages from and require an accounting by management. Shareholders who have suffered losses in connection with the purchase or sale of their interest in the Company in connection with such sale or purchase, including the misapplication by any such officer or director of the proceeds from the sale of these securities, may be able to recover such losses from the Company.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The Registrant estimates that expenses in connection with the distribution described in this Registration Statement will be as shown below. All expenses incurred with respect to the distribution, except for fees of counsel, if any, retained individually by the Selling Shareholders and any discounts or commissions payable with respect to sales of the shares, will be paid by the Selling Shareholders as follows:

 SEC registration fee $ 26

Accounting fees and expenses 3,000

Legal fees and expenses 3,000

Total $6,026

RECENT SALES OF UNREGISTERED SECURITIES

In December 2003, the Company undertook a private offering of 600,000 pre-split shares of its common stock, with an offering price of $0.001 per share. The proceeds from this offering were used to cover further start-up and organizational costs of the Corporation. This offering was undertaken directly by the Corporation. The Corporation prepared and distributed a private offering memorandum in connection with this offering to all prospective investors, made all filings, and paid all fees, as required under federal and state securities laws and regulations to properly qualify this offering under said laws and regulations, including but not limited to Regulation D promulgated by the U.S. Securities and Exchange Commission under Section 4(2) of the Securities Act of 1933. All 600,000 shares were subscribed, resulting in proceeds to the Company of $600.

In January 2004, the Company authorized a 3.5 to 1 forward stock split, retroactively increasing the 600,000 outstanding shares to 2,100,000 shares. The stock split also increased 30,000 outstanding shares issued to a Director in exchange for services, to 105,000 shares. No other shares were issued and outstanding at this time.

In February 2004, the Company executed a consulting agreement with Wannigan Capital Corp. In exchange for consulting services, the Company paid Wannigan $15,000 and 10,000 shares of its $0.001 par value common stock.

On April 15, 2004 the Company commenced an offering of 1,000,000 shares of its $.001 par value common stock at an offering price of $0.05 per Share pursuant to the terms of a confidential private offering memorandum dated April 15, 2004 for the purpose of providing additional working and development capital for the Company. The minimum investment required was $250.00. No discounts or commissions were paid in connection with this offering. On May 27, 2004, this offering was closed, resulting in the sale of 591,000 Shares and proceeds to the Company, before costs of the offering, of $29,550.

On June 1, 2004, the Company commenced an offering of 500,000 shares of its $.001 par value common stock at an offering price of $0.10 per share pursuant to the terms of a confidential private offering memorandum dated June 1, 2004, for the purpose of providing additional working and development capital for the Company. The minimum investment required was $250.00. No discounts or commissions were paid in connection with this offering. On July 10, 2004, this offering was closed, resulting in the sale of 455,000 shares and proceeds to the Company, before costs of the offering, of $45,500.

All of these offerings were undertaken pursuant to the limited offering exemption from registration under the Securities Act of 1933 as provided in Rule 504 under Regulation D as promulgated by the U.S. Securities and Exchange Commission. These offerings met the requirements of Rule 504 in that: (a) the total of funds raised in the two offerings does not exceed $1,000,000; and (b) the offer and sale of the Shares was not accomplished by means of any general advertising or general solicitation.

The class of persons that these offering were made were "sophisticated investors." As a result, offers were made only to persons that the Company believed, and had reasonable grounds to believe, either (a) have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the proposed investment, or (b) can bear the economic risks of the proposed investment (that is, at the time of investment, could afford a complete loss). Additionally, sales were made only to persons whom the Company believed, and had reasonable ground to believe immediately prior to such sale and upon making reasonable inquiry, (a) are capable of bearing the economic risk of the investment, and (b) either personally possess the requisite knowledge and experience, or, together with their offeree representative, have such knowledge and experience.

These sales of unregistered securities were made to the following firms and individuals (all residents of the United States):

Robert DeKett

K. Sean Liebscher

Wannigan Capital Corp.

These sales of unregistered securities were made to the following firms and individuals (all residents outside the United States):

Mr. Howad Bouch

Warren Brown

Konstantine Tsakumis

Diane Tsakumis

Brian Cole

Benjamin Taylor

Steve Clare

Ninan Thampy

Simon Chen

Lauren Militzer

Edward Militzer

Lokesh Chaudry

Shyang-Jiun Kong

Susan Kong

Jessie Dusangh

Karen Desangh

Perry Yuen

Gary Chong

Richard Wittstock

Karen Bradley

Steven Vereschagin

Hugo Park

Nancy Chong

Coastal Asset Management Ltd.

Lloyd Jeffs

Joyce Chong

Mike Flowerdew

John Bevilaqua

Jeff Sundar

Lloyd Jeffs

Joyce Chong

Mike Flowerdew

John Bevilaqua

Jeff Sundar

Brad Stuit

Bruce Hannan

Hugh Scarlett

Robert Stocks

Amanda Polak

Jarrett Guy

Tammy Seibel

Farham Rhemtulla

Jay Senick

Hanif Virani

Wade Peckham

Steve Rowles

Derrick Lewis

EXHIBITS

Document	Exhibit No.	Location
Articles of Incorporation	3.1	Previously Filed
Bylaws	3.2	Previously Filed
Opinion on Legality	5	Included
Consulting Agreement - Wannigan Capital Corp.	10.1	Previously Filed
Consent of Accountant	23.1	Included
Consent of Counsel	23.2	Included in Ex. 5

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement.

(i) To include any Prospectus required by Section l0 (a) (3) of the Securities Act of l933;

(ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, including (but not limited to) any addition or deletion of a managing underwriter.

(2) That, for the purpose of determining any liability under the Securities Act of l933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered, which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of l933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2/A and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Las Vegas, State of Nevada, on March 7, 2005

Mojo Entertainment Inc.

(Registrant)

Date: March 7, 2005                                                                          By: Bob DeKett

                                                                                                                            Bob DeKett,

                                                                                                                            President/ Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Signature                                                         Title                                                                     Date

/s/ Bob Dekett                                             President, CFO, Director                                         March 7, 2005

Bob DeKett

/s/ K. Sean Liebscher                                 Director                                                                    March 7, 2005

K. Sean Liebscher